EXHIBIT 10.18.2

ALLIANT TECHSYSTEMS INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Updated as of May 1, 2012

SCHEDULE 1

SERP

A.  Executive Officers (as defined under the Securities Exchange Act of 1934)

Blake Larson

Deborah Moeschl